Exhibit 99.2
Fourth Quarter 2005
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s expansion into the condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s annual report on Form 10-K dated December 31, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues
Rental	$71,797	$67,409	$279,508	$266,191
Other property revenues	4,177	3,853	17,040	15,593
Other (1)	59	64	255	1,000

Total revenues	76,033	71,326	296,803	282,784

Expenses
Property operating and maintenance (exclusive of items shown separately below) (2)(3)	32,757	32,022	134,010	127,353
Depreciation	18,352	19,790	76,248	79,473
General and administrative (3)	4,799	4,291	18,307	18,205
Investment, development and other (3)(4)	1,136	603	5,242	2,930
Severance charges (5)	796	—	796	—

Total expenses	57,840	56,706	234,603	227,961

Operating Income	18,193	14,620	62,200	54,823

Interest income	78	177	661	817
Interest expense	(13,558)	(15,874)	(58,898)	(63,552)
Amortization of deferred financing costs	(954)	(1,030)	(4,661)	(4,304)
Equity in income of unconsolidated real estate entities	472	241	1,767	1,083
Gain on sale of technology investment (6)	—	—	5,267	—
Termination of debt remarketing agreement (interest expense) (7)	—	(10,615)	—	(10,615)
Loss on early extinguishment of indebtedness	—	(4,011)	—	(4,011)
Minority interest in consolidated property partnerships	28	133	239	671
Minority interest of preferred unitholders	—	—	—	(3,780)
Minority interest of common unitholders	(135)	1,122	53	2,586

Income (loss) from continuing operations	4,124	(15,237)	6,628	(26,282)

Discontinued operations (8)
Income from discontinued operations, net of minority interest	455	730	5,366	12,311
Gains on sales of real estate assets, net of minority interest and provision for income taxes	1,007	—	132,997	106,039
Loss in early extinguishment of indebtedness associated with property sales, net of minority interest (9)	—	—	(3,043)	(3,849)

Income from discontinued operations	1,462	730	135,320	114,501

Net income (loss)	5,586	(14,507)	141,948	88,219
Dividends to preferred shareholders	(1,909)	(1,909)	(7,637)	(8,325)
Redemption costs on preferred stock and units	—	—	—	(3,526)

Net income (loss) available to common shareholders	$3,677	$(16,416)	$134,311	$76,368

Per common share data — Basic (10)
Income (loss) from continuing operations (net of preferred dividends and redemption costs)	$0.05	$(0.43)	$(0.03)	$(0.96)
Income from discontinued operations	0.04	0.02	3.36	2.88

Net income (loss) available to common shareholders	$0.09	$(0.41)	$3.34	$1.92

Weighted average common shares outstanding — basic	40,908	40,025	40,217	39,777

Per common share data — Diluted (10)
Income (loss) from continuing operations (net of preferred dividends and redemption costs)	$0.05	$(0.43)	$(0.03)	$(0.96)
Income from discontinued operations	0.04	0.02	3.36	2.88

Net income (loss) available to common shareholders	$0.09	$(0.41)	$3.34	$1.92

Weighted average common shares outstanding — diluted	41,513	40,025	40,217	39,777

Dividends declared	$0.45	$0.45	$1.80	$1.80

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)
(1)	For the twelve months ended December 31, 2004, other revenue included forfeited earnest money deposits from terminated property and land sale contracts totaling $684.
(2)	For the three and twelve months ended December 31, 2004, property operating and maintenance expenses included charges of $618 and $1,321, respectively, relating to estimated hurricane damage at the Company’s Florida properties. For the twelve months ended December 31, 2004, property operating and maintenance expenses also included a severance charge of $569 for the elimination of certain property management positions.
(3)	General and administrative expenses for the three and twelve months ended December 31, 2005 included legal and other professional fees totaling $143 and $750, respectively, related to shareholder litigation. For the three and twelve months ended December 31, 2004, general and administrative expense included legal and professional fees totaling $198 and $1,584, respectively, related to shareholder litigation, certain shareholder proxy proposals, the settlement with the company’s former chairman and CEO and other matters. General and administrative expenses for the twelve months ended December 31, 2004 also included consulting and other professional expenses of $620 relating to portfolio valuation and software selection services.

During the fourth quarter of 2005, the Company reclassified certain expenses previously reported as general and administrative expenses to property operating and maintenance expenses and investment, development and other expenses on the accompanying statements of operations. Prior period amounts have been reclassified to conform to the 2005 presentation. The reclassified expenses primarily included certain investment group functions and long-term, stock-based compensation and benefits expenses associated with property management and investment and development group activities. As a result, the Company reclassified $3,735 and $3,070 from general and administrative expenses during the year ended December 31, 2005 and 2004, respectively, to property operating and maintenance expense ($1,997 and $1,476, respectively) and investment, development and other expense ($1,738 and $1,594, respectively).
(4)	Investment, development and other expenses for the three and twelve months ended December 31, 2005 and 2004 include investment group expenses, development personnel and associated costs not allocable to development projects and, in 2005, certain sales and marketing costs associated with for-sale developments which are not capitalized.
(5)	In the fourth quarter of 2005, the Company recorded additional expenses of $796 relating to changes in the estimated future costs of certain benefits granted to former executive officers under prior employment or settlement agreements. The estimated future cost increases primarily relate to increased fuel and other operating costs and expenses associated with certain fractional aircraft benefits provided to such executives.
(6)	In the twelve months ended December 31, 2005, the Company sold its investment in Rent.com, a privately-held internet leasing company, and recognized a gain of $5,267.
(7)	In December 2004, the Company terminated a remarketing agreement related to its $100,000, 6.85% Mandatory Par Put Remarketed Securities (“MOPPRS”) that were retired in March 2005. In connection with the termination of the remarketing agreement, the Company paid $10,615, including transaction expenses. Under the terms of the remarketing agreement, the remarketing agent had the right to remarket the $100,000 unsecured notes in March 2005 for a ten-year term at an interest rate calculated as 5.715% plus the Company’s then current credit spread to the ten-year treasury rate.
(8)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and twelve months ended December 31, 2005, income from discontinued operations included the results of operations of one condominium conversion community classified as held for sale at December 31, 2005, as well as the operations of six communities sold in 2005 through their sale dates and one condominium conversion community through its sell-out date. For the three and twelve months ended December 31, 2004, income from discontinued operations included the results of operations of the community classified as held for sale at December 31, 2005, six communities sold in 2005, one condominium conversion community through its sell-out date in 2005 and eight communities sold in 2004 through their sale dates.

The operating revenues and expenses of these communities for the three and twelve months ended December 31, 2005 and 2004 were as follows:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues
Rental	$—	$7,177	$13,222	$41,881
Other property revenues	—	545	1,243	3,615

Total revenues	—	7,722	14,465	45,496

Expenses
Property operating and maintenance (exclusive of items shown separately below).	108	3,146	7,241	19,478
Depreciation	—	1,293	—	5,837
Interest	38	1,138	2,161	5,532
Minority interest in consolidated property partnerships	—	(33)	14	(238)
Asset impairment charges	—	1,607	—	2,233

Total expenses	146	7,151	9,416	32,842

Income (loss) from discontinued operations before minority interest	(146)	571	5,049	12,654
Minority interest	601	159	317	(343)

Income from discontinued operations	$455	$730	$5,366	$12,311

For the twelve months ended December 31, 2005, the Company recognized net gains in discontinued operations of $124,425 ($117,593 net of minority interest) from the sale of six communities, containing 3,047 units. The sales generated net proceeds of approximately $229,249, including $81,560 of tax-exempt secured indebtedness assumed by the purchasers.
In addition, for the three and twelve months ended December 31, 2005, gains on sales of real estate assets includes the net gains of $925 ($1,007 net of minority interest and provision for income taxes) and $16,812 ($15,404 net of minority interest and provision for income taxes), respectively, from condominium sales at the Company’s condominium conversion communities. A summary of revenues and costs and expenses of condominium activities for the three and twelve months ended December 31, 2005 was as follows:

	Three months ended	Twelve months ended
	December 31, 2005	December 31, 2005
Condominium revenues, net	$5,587	$51,857
Condominium costs and expenses	(4,662)	(35,045)

Gains on condominium sales, before minority interest and income taxes	925	16,812
Minority interest	23	(814)
Benefit (provision) for income taxes	59	(594)

Gains on condominium sales, net of minority interest and provision for income taxes	$1,007	$15,404

For the twelve months ended December 31, 2004, the Company recognized net gains from discontinued operations of $113,739 ($106,039 net of minority interest) from the sale of eight communities containing 3,880 units and certain land parcels. Theses sales generated net proceeds of approximately $242,962, including debt assumed by the purchasers of $104,325.

(9)	For the twelve months ended December 31, 2005, the loss on early extinguishment of indebtedness included the write-off of unamortized deferred costs of $2,265 ($2,141, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of two communities in May 2005 and one community in August 2005, plus a loss of $955 ($902, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt. For the twelve months ended December 31, 2004, the loss on early extinguishment of indebtedness includes the write-off of unamortized deferred costs of $3,187 ($2,972, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of five properties in June 2004, plus a loss of $941 ($877, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.
(10)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of December 31, 2005, there were 42,796 units of the Operating Partnership outstanding, of which 41,394, or 96.7%, were owned by the Company. For the twelve months ended December 31, 2005, the potential dilution from the Company’s outstanding stock options and awards of 400 was antidilutive to the continuing operations per share calculation. For the three and twelve months ended December 31, 2004, the potential dilution from the Company’s outstanding stock options of 286 and 115, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the twelve months ended December 31, 2005 and 2004 and for the three months ended December 31, 2004.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss) available to common shareholders	$3,677	$(16,416)	$134,311	$76,368
Minority interest of common unitholders — continuing operations	135	(1,122)	(53)	(2,586)
Minority interest in discontinued operations (1)	(624)	(159)	7,152	7,764
Depreciation on wholly-owned real estate assets, net (2)	17,605	20,253	73,189	81,433
Depreciation on real estate assets held in unconsolidated entities	224	333	969	1,328
Gains on sales of real estate assets, net of provision for income taxes — discontinued operations	(984)	—	(140,643)	(113,739)
Incremental gains on condominium sales, net of provision for income taxes (3)	984	—	8,811	—
Gains on sales of real estate assets — unconsolidated entities	(167)	—	(612)	—
Incremental gains on condominium sales — unconsolidated entities (3)	68	—	359	—

Funds from operations available to common shareholders and unitholders, as defined (A)	20,918	2,889	83,483	50,568
Severance charges	796	—	796	—
Gain on sale of technology investment	—	—	(5,267)	—
Loss on early extinguishment of indebtedness	—	4,011	3,220	8,139
Termination of debt remarketing agreement (interest expense)	—	10,615	—	10,615
Asset impairment charge	—	1,607	—	2,233
Redemption costs on preferred stock and units	—	—	—	3,526

Funds from operations available to common shareholders and unitholders, excluding certain items and charges (B)	$21,714	$19,122	$82,232	$75,081

Funds from operations available to common shareholders and unitholders, as defined	$20,918	$2,889	$83,483	$50,568
Recurring capital expenditures	(2,750)	(2,271)	(9,921)	(9,884)
Non-recurring capital expenditures	(1,871)	(1,001)	(4,508)	(4,605)
Straight-line adjustment for ground lease expenses	310	—	1,251	—

Adjusted funds from operations available to common shareholders and unitholders (4) (C)	16,607	(383)	70,305	36,079
Severance charges	796	—	796	—
Gain on sale of technology investment	—	—	(5,267)	—
Loss on early extinguishment of indebtedness	—	4,011	3,220	8,139
Termination of debt remarketing agreement (interest expense)	—	10,615	—	10,615
Asset impairment charge	—	1,607	—	2,233
Redemption costs on preferred stock and units	—	—	—	3,526

Adjusted funds from operations available to common shareholders and unitholders, excluding certain items and charges (4) (D)	$17,403	$15,850	$69,054	$60,592

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷F)	$0.49	$0.07	$1.97	$1.19
Adjusted funds from operations per share or unit (4) (C÷F)	$0.39	$(0.01)	$1.66	$0.85
Funds from operations per share or unit, excluding certain items and charges (B÷F)	$0.51	$0.45	$1.94	$1.77
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷F)	$0.41	$0.37	$1.63	$1.43
Dividends declared (E)	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding	40,908	40,025	40,217	39,777
Weighted average shares and units outstanding (F)	42,456	42,524	42,353	42,474

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷G)	$0.49	$0.07	$1.95	$1.19
Adjusted funds from operations per share or unit (4) (C÷G).	$0.39	$(0.01)	$1.64	$0.85
Funds from operations per share or unit, excluding certain items and charges (B÷G)	$0.50	$0.45	$1.92	$1.76
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷G)	$0.40	$0.37	$1.62	$1.42
Dividends declared (E)	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding (5)	41,513	40,311	40,616	39,892
Weighted average shares and units outstanding (5) (G)	43,060	42,811	42,752	42,589

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. See page 16 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $615 and $128 for the three months and $1,771 and $681 for the twelve months ended December 31, 2005 and 2004, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Diluted weighted average shares and units include 286 shares and units, for the three months ended December 31, 2004 and 400 and 115 shares and units, respectively, for the twelve months ended December 31, 2005 and 2004, that were antidilutive to the income (loss) per share computations under generally accepted accounting principles.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 52 communities containing 19,675(1) apartment units which were fully stabilized as of January 1, 2004, is summarized as follows:

	Three months ended				Twelve months ended
	December 31,				December 31,
	2005	2004	% Change		2005	2004	% Change
Rental and other revenues	$63,826	$60,689	5.2%		$250,583	$243,430	2.9%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,591	22,981	2.7	%(4)	97,160	94,284	3.1	%(4)

Same store net operating income	$40,235	$37,708	6.7	%(4)	$153,423	$149,146	2.9	%(4)

Capital expenditures (2)
Recurring
Carpet	$591	$538	9.9%		$2,673	$2,422	10.4%
Other	1,940	1,233	57.3%		5,809	5,214	11.4%

Total recurring	2,531	1,771	42.9%		8,482	7,636	11.1%
Non-recurring	1,595	615	159.3%		3,460	3,231	7.1%

Total capital expenditures (A)	$4,126	$2,386	72.9%		$11,942	$10,867	9.9%

Total capital expenditures per unit (A÷19,675 units)	$210	$121	73.6%		$607	$552	10.0%

Average monthly rental rate per unit (3)	$1,057	$1,034	2.2%		$1,048	$1,029	1.8%

(1)	In the fourth quarter of 2005, the Company began the conversion of 349 units, representing components of two existing same store apartment communities, into for-sale condominium homes. As a result, the operating results of these components of the communities were removed from same store results for all periods presented.

(2)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(3)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. In the fourth quarter of 2005, the Company adjusted its stated market rents at the majority of its communities to be more reflective of current market conditions. The impact of this change is estimated to have reduced the average monthly rental rate per unit by less than 1% for the three and twelve months ended December 31, 2005.

(4)	Excluding the impact of straight-lining long-term ground lease expense of approximately $310 and $1,251 for the three and twelve months ended December 31, 2005, property operating and maintenance expense (excluding depreciation and amortization) expenses would have been $23,281 and $95,909, respectively, and would have increased 1.3% and 1.7%, respectively, between periods and NOI would have been $40,545 and $154,674, respectively, and would have increased 7.5% and 3.7%, respectively, between periods.

Same Store Operating Results by Market —
Comparison of 2005 to 2004
(Increase (decrease) from same period in prior year)

	Three months ended						Twelve months ended
	December 31, 2005						December 31, 2005
						Average						Average
						Economic						Economic
Market	Revenues(1)	Expenses(1)		NOI(1)		Occupancy	Revenues(1)	Expenses(1)		NOI(1)		Occupancy
Atlanta	3.0%	6.0	%(2)	1.4	%(2)	1.9%	1.2%	2.6	%(3)	0.3	%(3)	0.2%
Dallas	5.4%	3.1%		7.4%		0.7%	3.7%	1.9%		5.3%		1.1%
Tampa	7.3%	(10.6)%		22.7%		1.9%	6.1%	(1.2)%		11.6%		2.2%
Washington, DC	6.1%	14.0	%(2)	2.8	%(2)	(0.2)%	5.3%	14.4	%(3)	1.1	%(3)	0.3%
Charlotte	7.8%	(5.1)%		14.2%		3.2%	4.1%	0.3%		5.9%		1.0%
Houston	10.1%	(0.5)%		20.2%		12.1%	2.7%	14.1%		(8.3)%		3.9%
Denver	5.5%	0.3%		8.6%		8.5%	2.2%	(4.8)%		6.2%		2.5%
New York	15.9%	(9.2)%		30.8%		6.4%	6.2%	(3.1)%		10.6%		3.5%
Orlando	11.7%	9.7%		13.2%		0.5%	6.5%	1.6%		10.5%		(0.1)%

Total	5.2%	2.7	%(2)	6.7	%(2)	2.4%	2.9%	3.1	%(3)	2.9	%(3)	0.9%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income (loss).

(2)	Excluding the impact of straight-lining long-term ground lease expense of approximately $142 in Atlanta, GA and $168 in Washington, D.C. for the three months ended December 31, 2005, expenses and NOI would have increased 4.6% and 2.2% for Atlanta, GA and 3.8% and 7.1% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $310 for the three months ended December 31, 2005, aggregate expenses would have increased 1.3% and NOI would have increased 7.5% between periods. See Table 2 on page 26 for a reconciliation of these components of same store net operating income.

(3)	Excluding the impact of straight-lining long-term ground lease expense of approximately $571 in Atlanta, GA and $680 in Washington, D.C. for the twelve months ended December 31, 2005, expenses and NOI would have increased 1.2% and 1.1% for Atlanta, GA and 4.6% and 5.7% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $1,251 for the twelve months ended December 31, 2005, aggregate expenses would have increased 1.7% and NOI would have increased 3.7% between periods. See Table 2 on page 26 for a reconciliation of these components of same store net operating income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Twelve months ended		Occupancy
	Apartment	December 31,	December 31,		December 31,		at December 31,
Market	Units	2005	2005	2004	2005	2004	2005 (2)
Atlanta	9,668	46.7%	94.9%	93.0%	93.6%	93.4%	94.8%
Dallas	3,939	16.5%	93.8%	93.1%	93.7%	92.6%	94.3%
Tampa	1,883	10.2%	98.4%	96.5%	97.5%	95.3%	97.6%
Washington, DC	1,204	9.9%	97.5%	97.7%	97.9%	97.6%	97.4%
Charlotte	1,065	6.0%	96.1%	92.9%	95.8%	94.8%	95.2%
Houston	837	3.6%	96.9%	84.8%	91.4%	87.5%	95.2%
Denver	696	3.3%	95.2%	86.7%	92.0%	89.5%	94.0%
New York	138	2.4%	97.7%	91.3%	96.8%	93.3%	95.7%
Orlando	245	1.4%	98.3%	97.8%	98.1%	98.2%	97.6%

Total	19,675	100.0%	95.6%	93.2%	94.5%	93.6%	95.2%

(1)	Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. In the fourth quarter of 2005, the Company adjusted its stated market rents at the majority of its communities to be more reflective of current market conditions. The impact of this change is estimated to have increased the computed average economic occupancy amounts by less than 1% for the three and twelve months ended December 31, 2005. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 95.1% and 92.5% for the three months ended December 31, 2005 and 2004, respectively, and 93.9% and 93.1% for the twelve months ended December 31, 2005 and 2004, respectively. For the three months ended December 31, 2005 and 2004, net concessions were $197 and $319, respectively, and employee discounts were $98 and $117, respectively. For the twelve months ended December 31, 2005 and 2004, net concessions were $1,019 and $746, respectively, and employee discounts were $420 and $456, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended	Three months ended
	December 31, 2005	September 30, 2005	% Change
Rental and other revenues	$63,826	$63,736	0.1%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,591	25,028	(5.7)%

Same store net operating income (1)	$40,235	$38,708	3.9%

Average economic occupancy	95.6%	95.1%	0.5%

Average monthly rental rate per unit	$1,057	$1,053	0.4%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income (loss).
Sequential Same Store Operating Results by Market —
Comparison of Fourth Quarter of 2005 to Third Quarter 2005
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues(1)	Expenses(1)	NOI(1)	Occupancy
Atlanta	0.1%	(4.2)%	2.6%	1.0%
Dallas	(1.0)%	(3.0)%	0.6%	(0.7)%
Tampa	1.6%	(3.6)%	5.1%	0.6%
Washington, DC	0.6%	(4.9)%	3.5%	(0.4)%
Charlotte	(0.6)%	(12.8)%	5.5%	(2.0)%
Houston	2.1%	(32.8)%	74.0%	3.9%
Denver	(2.8)%	(3.6)%	(2.4)%	1.6%
New York	1.8%	11.6%	(1.7)%	(1.0)%
Orlando	4.7%	17.0%	(3.0)%	1.1%

Total	0.1%	(5.7)%	3.9%	0.5%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income (loss).

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	December 31,	December 31,
	2005	2004
	(Unaudited)
Assets
Real estate assets
Land	$266,914	$266,520
Building and improvements	1,789,479	1,887,514
Furniture, fixtures and equipment	207,497	214,954
Construction in progress	47,005	19,527
Land held for future development	62,511	18,910

	2,373,406	2,407,425
Less: accumulated depreciation	(516,954)	(498,367)
For-sale condominiums (1)	38,338	—
Assets held for sale, net of accumulated depreciation of $0 and $26,332 at December 31, 2005 and 2004, respectively (2)	4,591	68,661

Total real estate assets	1,899,381	1,977,719
Investments in and advances to unconsolidated real estate entities	26,614	21,320
Cash and cash equivalents	6,410	123
Restricted cash	4,599	1,844
Deferred charges, net	11,624	15,574
Other assets	32,826	37,262

Total assets	$1,981,454	$2,053,842

Liabilities and shareholders’ equity
Notes payable, including $0 and $34,060 of debt secured by assets held for sale at December 31, 2005 and 2004, respectively	$980,615	$1,129,478
Accrued interest payable	5,478	7,677
Dividend and distribution payable	19,257	19,203
Accounts payable and accrued expenses	58,474	58,837
Security deposits and prepaid rents	9,857	7,236

Total liabilities	1,073,681	1,222,431

Minority interest of common unitholders in Operating Partnership	26,764	43,341

Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
41,394 and 40,164 shares issued, 41,394 and 40,164 shares outstanding at December 31, 2005 and 2004, respectively	414	401
Additional paid-in capital	802,666	775,221
Accumulated earnings	86,315	25,075
Accumulated other comprehensive income (loss)	(3,109)	(8,668)
Deferred compensation	(3,625)	(3,988)

	882,690	788,070
Less common stock in treasury, at cost, 44 and 0 shares at December 31, 2005 and 2004, respectively	(1,681)	—

Total shareholders’ equity	881,009	788,070

Total liabilities and shareholders’ equity	$1,981,454	$2,053,842

(1)	Consists of 349 units at two communities being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries.

(2)	Consists of one community, originally containing 127 units, reflected in discontinued operations, which is being converted into for-sale condominiums through the Company’s taxable REIT subsidiaries.

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at December 31, 2005

			Weighted Average Rate (1)
		Percentage	Three months ended December 31,
Type of Indebtedness	Balance	of Total	2005	2004
Unsecured fixed rate senior notes	$485,000	49.45%	6.51%	6.96%
Secured tax exempt variable rate notes (2)	28,495	2.91%	3.53%	2.29%
Secured conventional fixed rate notes	365,741	37.30%	6.25%	6.26%
Lines of credit	101,379	10.34%	4.46%	2.60%

	$980,615	100.00%	6.12%	6.08%

		Percentage
	Balance	of Total Debt
Total fixed rate debt	$850,741	86.76%
Total variable rate debt	129,874	13.24%

Total debt	$980,615	100.00%

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
2006	$81,269		6.93%
2007	259,572	(3)	5.66%
2008	4,557		6.22%
2009	75,901		5.50%
2010	188,267		7.67%
2011 and thereafter	371,049		5.55%

	$980,615

Debt Statistics

	Twelve months ended
	December 31,
	2005		2004
Interest coverage ratio (4)(5)	2.4	x	2.2	x
Fixed charge coverage ratio (4)(6)	2.1	x	1.8	x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	40.7%		45.5%
Total debt and preferred equity as % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	44.5%		49.2%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended December 31, 2004 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.00 percent.

(3)	Includes outstanding balances on lines of credit of $101,379 maturing in 2007.

(4)	Calculated for the twelve months ended December 31, 2005 and 2004.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(7)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	December 31, 2005
Consolidated Debt to Total Assets cannot exceed 60%	39%
Secured Debt to Total Assets cannot exceed 40%	16%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	3.16	x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.41	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	December 31, 2005
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$980,615

Total assets, as defined (B) (Table A)	$2,486,784

Computed ratio (A÷B)	39%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed rate notes	$365,741
Secured tax exempt variable rate notes	28,495

Total secured debt (C)	$394,236

Computed ratio (C÷B)	16%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$980,615
Total secured debt (C)	(394,236)

Total unsecured debt (D)	$586,379

Total unencumbered assets, as defined (E) (Table A)	$1,853,483

Computed ratio (E÷D)	3.16	x

Required minimum ratio	1.50	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$149,846

Annual Debt Service Charge, as defined (G) (Table B)	$62,223

Computed ratio (F÷G) (2)	2.41	x

Required minimum ratio	1.50	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
December 31, 2005
Total real estate assets	$1,899,381

Add:
Investments in unconsolidated real estate entities	26,614

Accumulated depreciation	516,954
Other tangible assets (cash, restricted cash, other assets, exclusive of receivables)	43,835

Total assets for public debt covenant computations	2,486,784
Less:
Encumbered real estate assets	(633,301)

Total unencumbered assets for public debt covenant computations	$1,853,483

Table B
Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge for Public Debt Covenant Computations

Twelve months ended
Consolidated income available for debt service	December 31, 2005
Net income	$141,948
Add:
Minority interests	7,099
Provision for income taxes	594

Income before minority interest and provision for income taxes	149,641

Add:
Depreciation	76,248
Depreciation (company share) of assets held in unconsolidated entities	969
Amortization of deferred financing costs	4,661
Interest expense	58,898
Interest expense (company share) of assets held in unconsolidated entities	1,164
Interest expense of discontinued operations	2,161
Loss on early extinguishment of indebtedness associated with property sales	3,220
Less:
Gains on sales of real estate assets — discontinued operations	(141,237)
Gains on sales of real estate assets — unconsolidated entities	(612)
Gain on sale of technology investment	(5,267)

Consolidated income available for debt service	$149,846

Annual debt service charge

Consolidated interest expense	$58,898
Interest expense (company share) of assets held in unconsolidated entities	1,164
Interest expense of discontinued operations	2,161

$62,223

Post Properties, Inc.
Summary Of Communities Under Construction

			Amount			Estimated
		Estimated	Spent	Quarter of	Quarter of	Quarter of
	Number	Construction	as of	Construction	First Units	Stabilized
Metropolitan Area	of Units	Cost	12/31/2005	Start	Available	Occupancy (1)
		($ in millions)	($ in millions)
Construction/Lease-up Communities

Washington D.C.
Post CarlyleTM — Apartment and Condominiums (2)	350	$99	$47	4Q 2004	3Q 2006	3Q 2007

Construction/Lease-Up Communities	350	$99	$47

Weighted average projected property net operating income as a % of total estimated construction cost — Apartments (3)		6.75% - 7.0%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	The condominium component of the project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer. As of January 30, 2006, the Company has 77 units under contract for sale upon completion and delivery of the units. The first condominium units at this project are expected to be delivered in late 2006 or early 2007. There can be no assurance that condominium units under contract will close.

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment component of the community in its first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment community. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.

Post Properties, Inc.
Summary Of Condominium Conversion Projects
(Dollars in thousands)

					Average
		Year	Sale	Total	Unit	Project Transfer
Project	Location	Completed	Start Date	Units	Sq. Ft. (1)	Price (2)
588TM	Dallas, TX	2000	Q1 2005	127	1,470	$20,274
Hyde Park WalkTM	Tampa, FL	1997	Q2 2005	134	890	16,755
The Peachtree ResidencesTM (4)	Atlanta, GA	2001	Q2 2005	121	1,340	30,190
Harbour Place City HomesTM	Tampa, FL	1999	Q2 2006	206	1,036	37,000
RISETM	Houston, TX	2000	Q2 2006	143	1,407	26,250

						$130,469

	Units (3)
			Available		Three months ended			Twelve months ended
			For Sale		December 31, 2005			December 31, 2005
						Gross	FFO		Gross	FFO
		Units	Under		Units	Sales	Incremental	Units	Sales	Incremental
Project	Total	Closed	Contract	Available	Closed	Price	Gain on Sale (5)(6)	Closed	Price	Gain on Sale(5)(6)
588TM	127	111	5	11	21	$5,986	$925	103	$26,647	$3,228
Hyde Park WalkTM	134	134	—	—	—	—	—	134	29,338	6,177
The Peachtree ResidencesTM (4)	121	47	14	60	20	5,901	68	45	15,082	359

	382	292	19	71	41	$11,887	$993	282	$71,067	$9,764

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Unit status is as of January 30, 2006. There can be no assurance that condominium units under contract will close.

(4)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO, represents gross amounts at the unconsolidated entity level.

(5)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the “transfer price” as described in Note 2 above.

(6)	Excludes the impact of income tax expense (benefit) attributable to gains on condominium sales of $(59) and $594 for the three and twelve months ended December 31, 2005, respectively.

Post Properties, Inc.
Community Acquisition and Disposition Summary

			Gross Amount		Gross
Property Name/Period	Location	Year Built	Per Unit		Amount
Acquisitions

Q2 2004
Post Tysons CornerTM	Washington, D.C.	1990	$171,972		$85,814,000
2004 YTD Total					$85,814,000

Weighted Average Cap Rate — Acquisitions — 2004					5.5	%(1)

Q2 2005
Post Ballantyne	Charlotte, NC	2004	$116,771		$37,250,000

2005 YTD Total					$37,250,000

Weighted Average Cap Rate — Acquisitions — 2005					5.6	%(2)

Dispositions

Q1 2004
Post Townlake®	Dallas, TX	1986-1987	$56,212		$22,372,000	(3)

Q2 2004
Post Windhaven TM	Dallas, TX	1991	$52,743
Post Mill® (5)	Atlanta, GA	1985-1986
Post Canyon® (5)	Atlanta, GA	1986
Post Chase® (5)	Atlanta, GA	1987
Post Court® (5)	Atlanta, GA	1988
Post Lane® (5)	Atlanta, GA	1988
Post Lake® (5)	Orlando, FL	1988	$65,409	(5)	$221,750,000

2004 YTD Total					$244,122,000

Weighted Average Cap Rate — Dispositions — 2004					6.6	%(4)

Q2 2005
Post American Beauty MillTM	Dallas, TX	1998	$63,125
Post Bennie DillonTM	Nashville, TN	1999	$119,767
Post Corners®	Atlanta, GA	1986	$63,696
Post Walk®	Atlanta, GA	1984-1987	$88,445
Post White Rock®	Dallas, TX	1988	$59,420		$99,050,000

Q3 2005
Post Village®	Atlanta, GA	1983-1988	$76,237		$132,500,000

2005 YTD Total

					$231,550,000

Weighted Average Cap Rate — Dispositions — 2005					5.9	%(4)

(1)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.

(2)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million relating to closing costs, reimbursement of a fee to terminate a loan commitment that a seller had previously entered into in connection with the community and other amounts it plans to spend to improve the community for total capitalized costs of approximately $39.3 million.

(3)	Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

(4)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(5)	The gross average amount per unit for these properties is $65,409.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community development improvements and other capitalized expenditures for the three and twelve months ended December 31, 2005 and 2004 is detailed below.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Development and acquisition expenditures	$11,836	$5,127	$116,710	$43,708
Non-recurring capital expenditures
Revenue generating additions and improvements (1)	—	—	—	26
Other community additions and improvements (2)	1,871	1,001	4,508	4,605
Recurring capital expenditures
Carpet replacements and other community additions and improvements (3)	2,750	2,271	9,921	9,884
Corporate additions and improvements	615	128	1,771	681

	$17,072	$8,527	$132,910	$58,904

Other Data
Capitalized interest	$1,354	$291	$2,907	$1,078

Capitalized development costs and fees (4)	$337	$250	$1,219	$998

(1)	Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2)	Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3)	Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4)	Reflects personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Two of the Property LLCs own single apartment communities. The third Property LLC is converting its apartment community, containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $6,099 at December 31, 2005. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $611 at December 31, 2005 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	December 31,	December 31,
Balance Sheet Data	2005	2004
Real estate assets, net of accumulated depreciation of $8,349 and $9,712, respectively	$96,000	$124,072
Assets held for sale, net (1)	17,715	—
Cash and other	1,770	2,797

Total assets	$115,485	$126,869

Mortgage notes payable	$66,999	$83,468
Mortgage notes payable to Company	5,967	—
Other liabilities	996	1,296

Total liabilities	73,962	84,764
Members’ equity	41,523	42,105

Total liabilities and members’ equity	$115,485	$126,869

Company’s equity investment	$20,647	$21,320

(1)	Includes one community, originally containing 121 units, being converted into condominiums through a taxable REIT subsidiary.

	Three months ended		Twelve months ended
	December 31		December 31,
Income Statement Data	2005	2004	2005	2004
Revenue
Rental	$2,708	$2,583	$10,789	$10,451
Other property revenues	195	176	840	776

Total revenues	2,903	2,759	11,629	11,227

Expenses
Property operating and maintenance	1,013	912	3,689	3,555
Depreciation and amortization	657	652	2,621	2,579
Interest	688	688	2,752	2,658

Total expenses	2,358	2,252	9,062	8,792

Income from continuing operations	545	507	2,567	2,435

Discontinued Operations
Loss from discontinued operations	(57)	(116)	(176)	(355)
Gains on sales of real estate assets	984	—	2,834	—
Loss on early extinguishment of debt	—	—	(273)	—

Income (loss) from discontinued operations	927	(116)	2,385	(355)

Net income	$1,472	$391	$4,952	$2,080

Company’s share of net income	$472	$241	$1,767	$1,083

For the three and twelve months ended December 31, 2005, gains on sales of real estate assets represents net gains of $984 and $2,834, respectively, from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three and twelve months ended December 31, 2005 was as follows:

	Three months ended	Twelve months ended
	December 31, 2005	December 31, 2005
Condominium revenues, net	$5,447	$14,014
Condominium costs and expenses	(4,463)	(11,180)

Gains on condominium sales	$984	$2,834

At December 31, 2005, mortgage notes payable include a $49,999 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.
In March 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. As a result of its decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company has a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. This note is repayable from the proceeds of condominium sales and matures in February 2008.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended December 31, 2005 for properties stabilized by the beginning of the quarter ended December 31, 2005 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended December 31, 2005 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	December 31, 2005	Adjustments		Adjusted
Rental revenues	$71,797	$(2,657	)(1)	$69,140
Other property revenues	4,177	(96	)(1)	4,081

Total rental and other revenues (A)	75,974	(2,753)		73,221
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	32,757	(6,245	)(1)	26,512

Property net operating income (Table 1) (A-B)	$43,217	$3,492		$46,709

Apartment units represented	21,442	(559	)(2)	20,883

	As of			As
	December 31, 2005	Adjustments		Adjusted
Other Asset Data
Cash & equivalents	$6,410	$—		$6,410
Construction in progress	47,005	—		47,005
Land held for development or sale	62,511	—		62,511
For-sale condominiums	38,338	—	(3)	38,338
Assets held for sale	4,591	6,200	(3)	10,791
Investments in and advances to unconsolidated real estate entities (including mortgage loans receivable)	26,614	(20,647	)(4)	5,967
Other assets (5)	37,425	—		37,425
Cash and other assets of unconsolidated real estate entities	1,770	(1,151	)(6)	619

	$224,664	$(15,598)		$209,066

Other Liability Data
Tax-exempt debt	$28,495	$—		$28,495
Other notes payable	952,120	—		952,120
Other liabilities (8)	93,066	(1,251	)(7)	91,815
Total liabilities of unconsolidated real estate entities (9)	73,962	(48,075	)(8)	25,887

	$1,147,643	$(49,326)		$1,098,317

Other Data
Liquidation value of preferred shares	$95,000	$—		$95,000

Common shares outstanding	41,394	—		41,394
Common units outstanding	1,402	—		1,402

(1)	The adjustments include additions for the Company’s 35% share of rental revenues ($948) and other property revenues ($68) and property operating and maintenance expenses (excluding depreciation and amortization) ($355) from Post Biltmore and Post Massachusetts Avenue (properties accounted for on the equity method of accounting). In addition, the adjustments reflect a reduction of rental revenues ($1,395) and other revenues ($68) and property and operating maintenance expenses (excluding depreciation and amortization) ($453) generated by the Post Harbour Place and Post Midtown Square units being converted to condominiums. Also, the adjustments reflect a reduction of rental revenues ($2,210) and other revenues ($96) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,089) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,748) and the impact of straight-lining long-term ground lease expense ($310).

(2)	The adjustment reflects a reduction for 205 units currently under construction at Post Carlyle, a reduction for 65% of the 545 units held in Post Biltmore and Post Massachusetts Avenue (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units.

(3)	The “As Adjusted” amount represents the book value of the Company’s wholly-owned condo conversion assets (Post Block 588, Post Harbour Place and Post Midtown Square) and its 35% share of the book value of the unconsolidated condominium conversion asset (Post Peachtree).

(4)	The “As of December 31, 2005” amount represents the Company’s investment in and advances to unconsolidated entities. The adjustment reflects the Company’s equity investments in unconsolidated entities. The “As Adjusted” amount represents a mortgage loan receivable from an unconsolidated entity.

(5)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(6)	The “As of December 31, 2005” amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($1,151) of the Company’s projects held in unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of all of the unconsolidated entities.

(7)	The “As of December 31, 2005” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(8)	The “As of December 31, 2005” amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
Calculation of Adjusted Property Net Operating Income	December 31, 2005
Total rental and other revenues	$73,221	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(26,512	)(a)

Property net operating income	46,709
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,197)
Assumed property capital expenditure reserve ($300 per unit per year based on 20,883 units)	(1,566)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$42,946

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$171,784

	As of
Calculation of Implied Market Value of Company Gross Assets	December 31, 2005
Implied market value of common shares and units	$1,709,700	(b)
Other assets, as adjusted	(209,066	)(a)
Other liabilities, as adjusted	1,098,317	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross assets (B)	$2,693,951

Implied Portfolio Capitalization Rate, based on company’s stock price as of December 31, 2005 (A÷B)	6.4%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at December 31, 2005	42,796
Per share market value of common stock at December 31, 2005	$39.95

Implied market value of common shares and units at December 31, 2005	$1,709,700

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures and after adjusting for the impact of straight-line, long-term ground lease expense. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI. The Company also uses property NOI, excluding the impact of straight-line, long-term ground lease expense, as an operating measure. This measure is particularly useful, in the opinion of the Company, in evaluating the comparative performance of NOI between periods, since the Company began straight-lining ground lease expense in 2005.

Same Store Capital Expenditures — The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “recurring capital expenditures” and “non-recurring capital expenditures.”
FFO and AFFO Excluding Certain Charges — The Company uses FFO and AFFO excluding certain items and charges, such as severance charges, preferred stock and unit redemption costs, losses on early extinguishment of debt, gain on the sale of technology investment and asset impairment charges as operating measures. The Company reports FFO and AFFO excluding certain items and charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before certain items and charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such items and charges. The Company further believes that items and charges of the nature incurred in 2005 and 2004 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. The Company adjusts FFO and AFFO for losses on early extinguishment of debt and preferred stock and unit redemption costs, because these items result from financing transactions that are not related to core business performance. The Company further adjusts FFO and AFFO for gains on sales of technology investments, asset impairment charges and severance charges because these items are not expected to be repetitive over the long-term and it is therefore meaningful to compute operating performance using adjusted, non-GAAP measures. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company’s performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain items and charges, is the line on the Company’s consolidated statements of operations entitled “net income (loss) available to common shareholders.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income (Loss)
(Dollars in thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2005	2004	2005	2005	2004
Total same store NOI	$40,235	$37,708	$38,708	$153,423	$149,146
Property NOI from other operating segments	2,982	1,532	2,761	9,115	5,285

Consolidated property NOI	43,217	39,240	41,469	162,538	154,431
Add (subtract):
Other revenues	59	64	64	255	1,000
Interest income	78	177	230	661	817
Minority interest in consolidated property partnerships	28	133	34	239	671
Depreciation	(18,352)	(19,790)	(18,950)	(76,248)	(79,473)
Interest expense	(13,558)	(15,874)	(14,455)	(58,898)	(63,552)
Amortization of deferred financing costs	(954)	(1,030)	(991)	(4,661)	(4,304)
General and administrative	(4,799)	(4,291)	(4,567)	(18,307)	(18,205)
Investment, development and other expenses	(1,136)	(603)	(1,432)	(5,242)	(2,930)
Termination of debt remarketing agreement (interest expense)	—	(10,615)	—	—	(10,615)
Loss in early extinguishment of indebtedness	—	(4,011)	—	—	(4,011)
Severance charges	(796)	—	—	(796)	—
Equity in income of unconsolidated entities	472	241	593	1,767	1,083
Gain on sale of technology investment	—	—	—	5,267	—
Minority interest of preferred unitholders	—	—	—	—	(3,780)
Minority interest of common unitholders	(135)	1,122	(12)	53	2,586

Income (loss) from continuing operations	4,124	(15,237)	1,983	6,628	(26,282)
Income from discontinued operations	1,462	730	71,258	135,320	114,501

Net income (loss)	$5,586	$(14,507)	$73,241	$141,948	$88,219

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three months ended,					4Q ’05
	December 31,	December 31,	September 30,	4Q ‘04	3Q ‘05	% Same
	2005	2004	2005	% change	% change	Store NOI
Rental and other revenues
Atlanta	$29,017	$28,167	$28,988	3.0%	0.1%
Dallas	11,906	11,291	12,029	5.4%	(1.0)%
Tampa	6,659	6,204	6,555	7.3%	1.6%
Washington, DC	5,868	5,530	5,831	6.1%	0.6%
Charlotte	3,399	3,154	3,419	7.8%	(0.6)%
Houston	2,613	2,374	2,559	10.1%	2.1%
Denver	2,035	1,928	2,094	5.5%	(2.8)%
New York	1,354	1,168	1,330	15.9%	1.8%
Orlando	975	873	931	11.7%	4.7%

Total rental and other revenues	63,826	60,689	63,736	5.2%	0.1%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta (1)	10,235	9,652	10,684	6.0%	(4.2)%
Dallas	5,250	5,092	5,411	3.1%	(3.0)%
Tampa	2,560	2,862	2,655	(10.6)%	(3.6)%
Washington, DC (1)	1,877	1,646	1,974	14.0%	(4.9)%
Charlotte	995	1,048	1,141	(5.1)%	(12.8)%
Houston	1,158	1,164	1,723	(0.5)%	(32.8)%
Denver	703	701	729	0.3%	(3.6)%
New York	394	434	353	(9.2)%	11.6%
Orlando	419	382	358	9.7%	17.0%

Total (1)	23,591	22,981	25,028	2.7%	(5.7)%

Net operating income
Atlanta (1)	18,782	18,515	18,304	1.4%	2.6%	46.7%
Dallas	6,656	6,199	6,618	7.4%	0.6%	16.5%
Tampa	4,099	3,342	3,900	22.7%	5.1%	10.2%
Washington, DC (1)	3,991	3,884	3,857	2.8%	3.5%	9.9%
Charlotte	2,404	2,106	2,278	14.2%	5.5%	6.0%
Houston	1,455	1,210	836	20.2%	74.0%	3.6%
Denver	1,332	1,227	1,365	8.6%	(2.4)%	3.3%
New York	960	734	977	30.8%	(1.7)%	2.4%
Orlando	556	491	573	13.2%	(3.0)%	1.4%

Total same store NOI (1)	$40,235	$37,708	$38,708	6.7%	3.9%	100.0%

See footnotes on page 27.

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Twelve months ended,
	December 31,	December 31,
	2005	2004	% change
Rental and other revenues
Atlanta	$114,473	$113,158	1.2%
Dallas	46,868	45,177	3.7%
Tampa	25,923	24,432	6.1%
Washington, DC	23,068	21,899	5.3%
Charlotte	13,299	12,779	4.1%
Houston	9,992	9,725	2.7%
Denver	8,103	7,932	2.2%
New York	5,158	4,856	6.2%
Orlando	3,699	3,472	6.5%

Total rental and other revenues	250,583	243,430	2.9%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta (2)	42,236	41,157	2.6%
Dallas	21,048	20,653	1.9%
Tampa	10,379	10,501	(1.2)%
Washington, DC (2)	7,960	6,958	14.4%
Charlotte	4,242	4,230	0.3%
Houston	5,468	4,794	14.1%
Denver	2,748	2,888	(4.8)%
New York	1,511	1,559	(3.1)%
Orlando	1,568	1,544	1.6%

Total (2)	97,160	94,284	3.1%

Net operating income
Atlanta (2)	72,237	72,001	0.3%
Dallas	25,820	24,524	5.3%
Tampa	15,544	13,931	11.6%
Washington, DC (2)	15,108	14,941	1.1%
Charlotte	9,057	8,549	5.9%
Houston	4,524	4,931	(8.3)%
Denver	5,355	5,044	6.2%
New York	3,647	3,297	10.6%
Orlando	2,131	1,928	10.5%

Total same store NOI (2)	$153,423	$149,146	2.9%

(1)	Excluding the impact of straight-lining long-term ground lease expense of $142 in Atlanta and $168 in Washington, D.C. property operating and maintenance expenses (exclusive of depreciation and amortization) would have been $10,093, $1,709 and $23,281, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 4.6%, 3.8% and 1.3% in Atlanta, Washington, D.C. and in total, respectively, for the fourth quarter of 2005, compared to the fourth quarter of 2004. Excluding the impact of straight-lining long-term ground lease expense, NOI would have been $18,924, $4,159 and $40,545, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 2.2%, 7.1% and 7.5% in Atlanta, Washington, D.C. and in total, respectively, for the fourth quarter of 2005, compared the fourth quarter of 2004.

(2)	Excluding the impact of straight-lining long-term ground lease expense of $571 in Atlanta and $680 in Washington, D.C. property operating and maintenance expenses (exclusive of depreciation and amortization) would have been $41,665, $7,280 and $95,909, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 1.2%, 4.6% and 1.7% in Atlanta, Washington, D.C. and in total, respectively, for the twelve months ended December 31, 2005, compared to the same period in the prior year. Excluding the impact of straight-lining long-term ground lease expense, NOI would have been $72,808, $15,788 and $154,674, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 1.1%, 5.7% and 3.7% in Atlanta, Washington, D.C. and in total, respectively, for the twelve months ended December 31, 2005, compared the same period in the prior year.

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2004	2005	2004
Recurring capital expenditures by operating segment
Same store	$2,531	$1,771	$8,482	$7,636
Partially stabilized	3	10	13	25
Construction and lease-up	—	—	—	—
Other segments	216	490	1,426	2,223

Total recurring capital expenditures per statements of cash flows	$2,750	$2,271	$9,921	$9,884

Non-recurring capital expenditures by operating segment
Same store	$1,595	$615	$3,460	$3,231
Partially stabilized	—	—	—	—
Construction and lease-up	—	—	—	—
Other segments	276	386	1,048	1,374

Total non-recurring capital expenditures per statements of cash flows	$1,871	$1,001	$4,508	$4,605

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Twelve months ended
	December 31,
	2005		2004
Income (loss) from continuing operations	$6,628		$(26,282)

Minority interest of common unitholders	(53)		(2,586)
Minority interest of preferred unitholders	—		3,780
Gain on sale of technology investment	(5,267)		—
Gains on sales of real estate assets — unconsolidated entities	(612)		—
Depreciation expense	76,248		79,473
Depreciation (company share) of assets held in unconsolidated entities	969		1,328
Interest expense	58,898		63,552
Interest expense (company share) of assets held in unconsolidated entities	1,164		1,179
Amortization of deferred financing costs	4,661		4,304
Termination of debt remarketing agreement (interest expense)	—		10,615
Loss on early extinguishment of indebtedness	—		4,011

Income available for debt service (A)	$142,636		$139,374

Interest expense	$58,898		63,552
Interest expense (company share) of assets held in unconsolidated entities	1,164		1,179

Interest expense for purposes of computation (B)	60,062		64,731
Dividends and distributions to preferred shareholders and unitholders	7,637		12,105

Fixed charges for purposes of computation (C)	$67,699		$76,836

Interest coverage ratio (A÷B) (1)	2.4	x	2.2	x

Fixed charge coverage ratio (A÷C) (1)	2.1	x	1.8	x

(1)	The interest coverage and fixed ratios, including charges associated with the termination of a debt remarketing agreement ($10,615) as interest expense, for the twelve months ended December 31, 2004, would be 1.8x and 1.6x, respectively.

Table 5
Computation of Debt Ratios
(In thousands)

	As of December 31,
	2005	2004
Total real estate assets per balance sheet	$1,899,381	$1,977,719
Plus:
Company share of real estate assets held in unconsolidated entities	39,800	43,425
Company share of accumulated depreciation — assets held in unconsolidated entities	2,922	3,399
Accumulated depreciation per balance sheet	516,954	498,367
Accumulated depreciation on assets held for sale	—	26,332

Total undepreciated real estate assets (A)	$2,459,057	$2,549,242

Total debt per balance sheet	$980,615	$1,129,478
Plus:
Company share of third party debt held in unconsolidated entities	23,450	29,214
Less:
Joint venture partners’ share of mortgage debt of the company	(3,879)	—

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,000,186	$1,158,692

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	40.7%	45.5%

Total debt per balance sheet	$980,615	$1,129,478
Plus:
Company share of third party debt held in unconsolidated entities	23,450	29,214
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	(3,879)	—

Total debt and preferred equity (adjusted for joint venture partner’s share of debt) (C)	$1,095,186	$1,253,692

Total debt and preferred equity as a % of undepreciated assets (adjusted for joint venture partners’ share of debt) (C÷A)	44.5%	49.2%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(In thousands)

December 31,
2005
Total shareholders’ equity, per balance sheet	$881,009
Plus:
Accumulated depreciation, per balance sheet	516,954
Minority interest of common unitholders in Operating Partnership, per balance sheet	26,764
Less:
Deferred charges, net, per balance sheet	(11,624)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,318,103

Total common shares and units (B)	42,796

Company undepreciated book value per share (A÷B)	$30.80